COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: Bright Mountain Media, Inc

DOCUMENT NUMBER: P10000050881

The enclosed *Articles of Amendment* and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Susan J. Manwaring
Name of Contact Person

Bright Mountain Media, Inc.
Firm/ Company

6400 Congress Avenue, Suite 2050
Address

Boca Raton, FL 33487
City/ State and Zip Code

susan@brightmountainmedia.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Susan J. Manwaring at (561) 866-6154
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ☐ $35 Filing Fee
- ☒ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

FLORIDA DEPARTMENT OF STATE
Division of Corporations

December 17, 2019

SUSAN J. MANWARING
6400 CONGRESS AVE STE 2050
BOCA RATON, FL 33487

SUBJECT: BRIGHT MOUNTAIN MEDIA, INC.
Ref. Number: P10000050881

We have received your document for BRIGHT MOUNTAIN MEDIA, INC. and your check(s) totaling $43.75. However, the enclosed document has not been filed and is being returned for the following correction(s):

Please file the document as either Articles of Amendment or Restated Articles of Incorporation pursuant to applicable Florida Statutes.

Please return your document, along with a copy of this letter, within 60 days or your filing will be considered abandoned.

If you have any questions concerning the filing of your document, please call (850) 245-6050.

Rebekah White
Regulatory Specialist II Supervisor

Letter Number: 919A00025637

Articles of Amendment
to
Articles of Incorporation
of

2019 DEC 23 AM 9:34

Bright Mountain Media, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P10000050881

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

Not applicable

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

Not applicable

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

Not applicable

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent: Not applicable

(Florida street address)

New Registered Office Address: Not applicable *(City)*, Florida ______ *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change. Mike Jones leaves the corporation. Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	____	____	____
____ Add			____
____ Remove			____
2) ____ Change	____	____	____
____ Add			____
____ Remove			____
3) ____ Change	____	____	____
____ Add			____
____ Remove			____
4) ____ Change	____	____	____
____ Add			____
____ Remove			____
5) ____ Change	____	____	____
____ Add			____
____ Remove			____
6) ____ Change	____	____	____
____ Add			____
____ Remove			____

E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary*). *(Be specific)*

Please see the following Articles of Amendment to the Amended and Restated Articles of Incorporation of

Bright Mountain Media, Inc.:

1) For the authorization and designation of a new class of Preferred Stock:

Articles of Amendment dated 10/25/2019 to designate 6,000,000 shares of 5% Series B-1 Convertible Preferred Stock.

This Series will replace the 6,000,000 shares of 10% Series B, Series C, and Series D Convertible Preferred Stock.

Please see the attached Articles of Amendment dated 10/25/2019

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

N/A

The date of each amendment(s) adoption: October 25, 2019, if other than the date this document was signed.

Effective date if applicable: October 25, 2019

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

■ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated November 8, 2019

Signature [signature]

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Susan J. Manwaring

(Typed or printed name of person signing)

Corporate Secretary/Controller

(Title of person signing)

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF 5% SERIES B-1 CONVERTIBLE PREFERRED STOCK

Pursuant to Sections 607.1002 and 607.0602 of the Florida Business Corporation Act (the "**FBCA**"), the undersigned Chief Executive Officer of BRIGHT MOUNTAIN MEDIA, INC (the "**Corporation**") a company organized and existing under the laws of the State of Florida, certifies that pursuant to the authority contained in the Corporation's Amended and Restated Articles of Incorporation as follows.

FIRST The Amended and Restated Articles of Incorporation of the Corporation authorizes the issuance of three hundred twenty-four million (324,000,000) shares of common stock, par value $0.01 per share (the "**Common Stock**"), and twenty million (20,000,000) shares of preferred stock par value $0.01 per share (the "**Preferred Stock**"), and further, authorizes the Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the shares of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, and its preferences, conversion rights, cumulative, relative, participating, optional, or other rights, including voting rights, qualifications, limitations, or restrictions thereof.

SECOND On December 27, 2013 the Corporation filed Articles of amendment to its Amended and Restated Articles of Incorporation designating an additional one million (1,000,000) shares of Preferred Stock as 10% Series B Convertible Preferred Stock (the "**Series B Preferred Stock**").

On February 25, 2014, the Corporation filed Articles of amendment to its Amended and Restated Articles of Incorporation designating an additional one million (1,000,000) shares of Preferred Stock as

10% Series B Convertible Preferred Stock (the "**Series B Preferred Stock**").

On September 21, 2014 the Corporation filed Articles of amendment to its Amended and Restated Articles of Incorporation designating two million (2,000,000) shares of Preferred Stock as 10% Series C Convertible Preferred Stock (the "**Series C Preferred Stock**").

On March 20, 2015 the Corporation filed Articles of amendment to its Amended and Restated Articles of Incorporation designating two million (2,000,000) shares of Preferred Stock as 10% Series C Convertible Preferred Stock (the "**Series D Preferred Stock**").

THIRD: There are no shares of Series B Preferred Stock issued.
There are no shares of Series C Preferred Stock issued.
There are no shares of Series D Preferred Stock issued.

FOURTH: The 2,000,000 shares of Preferred Stock previously designated as Series B Preferred is hereby returned to the status of authorized but undesignated and unissued shares of Preferred Stock.

within fifteen (15) days after the end of each month beginning on the month following the issuance of the shares of Series B-1 Preferred Stock (each such payment date, a "**Dividend Payment Date**"). Dividends shall accrue regardless of whether the Corporation has earnings, whether there are funds legally available therefor and/or whether declared. No interest shall be payable with respect to any dividend payment that may be in arrears. The holders of Series B-1 Preferred Stock are not entitled to any dividends other than the dividends provided for in this paragraph 4. Dividends shall be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date.

5. Conversion Rights.

(a) Voluntary Conversion. Each holder of record of shares of Series B-1 Preferred Stock may convert all or part of the Series B-1 Preferred Stock into shares of Common Stock based on the Conversion Formula.

(b) Automatic Conversion. The provisions of 5(a) notwithstanding, each holder of record of shares of Series B-1 Preferred Stock shall automatically convert all of such holder's shares of Series B-1 Preferred Stock into shares of Common Stock as provided in 5(d) based upon the Conversion Formula upon (i) the fifth (5th) anniversary date of the issuance date of the shares of Series B-1 Preferred Stock, or (ii) the occurrence of a Change of Control as defined as described on Exhibit A (a "**Conversion Event**"). As promptly as practicable following such Conversion Event, the Corporation shall send each holder of Series B-1 Preferred Stock written notice of such event. Upon receipt of such notice, each holder shall surrender to the Corporation the certificate for the Series B-1 Preferred Stock duly endorsed for transfer and the Corporation shall as promptly as practicable deliver the Shares of Common Stock. Conversion shall be deemed to have been effected on the date of the Conversion Event.

(c) Conversion Formula. Subject to the adjustment provisions of Section 6 hereof, each share of the Series B-1 Preferred Stock shall convert into one (1) fully paid and non-assessable share of Common Stock (the "**Conversion Formula**"). All Common Stock which may be issued upon conversion of the Series B-1 Preferred Stock, will, upon issuance, be duly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof.

(d) Mechanics of Voluntary Conversion. Before any holder of Series B-1 Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to Section 5(a) hereof, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B-1 Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, within five (5) business days, issue and deliver at such office to such holder of Series B-1 Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares is made, and such date is referred to herein as the "**Voluntary Conversion Date**."

6. Adjustment Provisions. During the period in which any shares of Series B-1 Preferred Stock remain outstanding, the Conversion Formula in effect at any time and the number and kind of securities issuable upon the conversion of the Series B-1 Preferred Stock shall be subject to adjustment from time to time following the date of the original issuance of the Series B-1 Preferred Stock upon the happening of certain events as follows:

(a) Consolidation, Merger or Sale. If any consolidation or merger of the Corporation with an unaffiliated third-party, or the sale, transfer or lease of all or substantially all of its assets to an

effecting the conversion of the Series B-1 Preferred Stock pursuant to the terms hereof, such number of its shares of Common Stock (or other shares or other securities as may be required) as shall from time to time be sufficient to effect the conversion of all outstanding Series B-1 Preferred Stock pursuant to the terms hereof. If at any time the number of authorized but unissued shares of Common Stock (or such other shares or other securities) shall not be sufficient to affect the conversion of all then outstanding Series B-1 Preferred Stock, the Corporation shall promptly take such action as may be necessary to increase its authorized but unissued Common Stock (or other shares or other securities) to such number of shares as shall be sufficient for such purpose.

10 Miscellaneous. The shares of the Series B-1 Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this Certificate of Designations, Preferences and Rights and in the Amended and Restated Articles of Incorporation of the Corporation. The holders of the Series B-1 Preferred Stock shall be entitled to receive all communications sent by the Corporation to the holders of the Common Stock. Holders of fifty-one percent (51%) of the outstanding shares of Series B-1 Preferred Stock may, voting as a single class, elect to waive any provision of this Certificate of Designations, Preference and Rights, and the affirmative vote of such percentage with respect to any proposed waiver of any of the provisions contained herein shall bind all holders of Series B-1 Preferred Stock

The foregoing Amendment was adopted by the Board of Directors of the Corporation on September 6, 2019 pursuant to the FBCA. Pursuant to the provisions of Section 607.0602 of the FBCA, no approval of the Corporation's shareholders was required for the approval of this Amendment by the Corporation's Board of Directors

IN WITNESS WHEREOF, the Corporation caused this Amendment to be executed by is duly authorized officer this 29 day of October, 2019.

BRIGHT MOUNTAIN MEDIA, INC.

By: ______________________

W. Kip Speyer, Chief Executive Officer

(c) above, the calculation of voting power shall be made as if the date of the consummation of the transaction were a record date for a vote of Corporation's shareholders

Notwithstanding the foregoing, there is no Change in Control event when there is a transfer to an entity that is controlled by the shareholders of the Corporation immediately after the transfer. A transfer of assets by Corporation is not treated as a Change in Control if the assets are transferred to:

i. a shareholder of Corporation (immediately before the asset transfer) in exchange for or with respect to the shareholders' stock;

ii. an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by Corporation;

iii. a person or group that owns, directly or indirectly, 50% or mo of the total value or voting power of all the outstanding stock of Corporation; or

iv. an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person or group described in (iii) above.